EXHIBIT 10.68

FIRST AMENDMENT TO THE

STOCK PURCHASE AGREEMENT

This First Amendment to the Stock Purchase Agreement, dated March 29, 2017 (this “Amendment”), is made by and among Heat Biologics, Inc., a Delaware corporation (“Purchaser”), Pelican Therapeutics, Inc., a Delaware corporation (the “Company”) and Josiah Hornblower, as representative of the Stockholders (the “Stockholders’ Representative”).  Capitalized terms not defined herein shall have the meanings set forth in the Stock Purchase Agreement, dated as of March 7, 2017 (as amended, modified or supplemented from time to time in accordance with its terms, the “Purchase Agreement”), by and among the Purchaser, the Company, the Stockholders party thereto and the Stockholders’ Representative.

WHEREAS, pursuant to the Purchase Agreement, the Purchaser has agreed to purchase from the Stockholders, and the Stockholders have agreed to sell, the Purchased Shares, subject to the satisfaction or waiver of certain conditions set forth in the Purchase Agreement; and

WHEREAS, the parties hereto desire to amend the Purchase Agreement in accordance with Section 12.3 thereof, as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Amendment.  Section 6.13 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“6.13

CPRIT Agreement.  Provided that the Purchaser has made a funding commitment to Pelican in respect of the CPRIT Grant in an amount of not less than $910,231 by the close of business on April 5, 2017, the Company shall have delivered to the Purchaser a fully executed agreement with CPRIT with respect to the CPRIT Grant (the “CPRIT Agreement”) and the CPRIT Agreement shall be in full force and effect as of the Closing Date and shall not have been amended or modified as of the Closing Date.  The funding commitment by CPRIT with respect to the CPRIT Grant under the CPRIT Agreement shall not have been amended, modified or rescinded as of the Closing.”

2.

Miscellaneous.

a.

Effect on the Purchase Agreement.  Except as expressly amended or modified by this Amendment, all terms, conditions and covenants contained in the Purchase Agreement remain in full force and effect.

b.

Counterparts.  This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

c.

Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws.

d.

Effectiveness of Amendment.  This Amendment shall become effective as of the date first set forth above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE PURCHASER:

HEAT BIOLOGICS, INC.

By	/s/ Jeff Wolf
	Name:	Jeff Wolf
	Title:	Chief Executive Officer

THE COMPANY:

PELICAN THERAPEUTICS, INC.

By	/s/ Josiah Hornblower
	Name:	Josiah Hornblower
	Title:	Chief Executive Officer

STOCKHOLDERS’ REPRESENTATIVE:

By	/s/Josiah Hornblower
	Name:	Josiah Hornblower
	Title:	Stockholders’ Representative

[Signature Page to Amendment]